Exhibit 10.14(a)

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT is made and entered into by and between 1300 E. ANDERSON LANE, LTD.; a Texas limited partnership, “Lessor”, and ON-X LIFE TECHNOLOGIES, INC., a Delaware Corporation (“On-X”), “Lessee”.

WITNESSETH

WHEREAS, Lessor and Lessee previously entered into the original Lease Agreement dated March 2, 2009, for the rental of approximately              square feet, known as Building B, located at 1300 East Anderson Lane, Austin, Travis County, TX 78752.

WHEREAS, Lessor and Lessee desire to modify certain terms and conditions set forth in the Lease.

NOW THEREFORE, for and in consideration of mutual covenants and agreements contained herein, the Lease Agreement is modified and amended as set forth below:

1.	Lessor agrees to lease approximately square feet of office space of Building C (“additional space”) as shown on the attached Exhibit “A”.

2.	The lease term shall coincide with the original lease of Building B; however, the term for the additional space is subject to a 45 day notice of termination by either Lessor or Lessee. The lease of the additional space shall commence November 12, 2012.

Should Lessor exercise its right of 45 day notice to terminate Lease, Lessor will endeavor to provide similar space elsewhere on the 1300 E. Anderson campus to Lessee, provided space is available and acceptable to Lessee.

3.	The Monthly rental rate shall be as follows:

Base Rent                 sq. ft.             $                     (+                             )

4.	Lessee agrees to accept the space “As Is”.

5.	Lessee, at Lessee’s sole cost, will provide lock and security systems for any regulated, controlled, or proprietary goods, products, etc., located or stored in the additional space.

6.	Lessee will be responsible for a prorata share of the electricity cost incurred in Building C, proportionate to the amount of space leased .

7.	Lessee is responsible for activation and maintenance of the HVAC system, if Lessee so decides to activate. Should the HVAC system be activated by Lessee in the future, Lessor and Lessee will determine a reasonable method to properly allocate the additional electricity cost for powering the HVAC system.

IT IS HEREBY AGREED BY THE PARTIES HERETO that with the exception of those terms and conditions specifically modified and amended herein, all terms, covenants and conditions of the original Lease Agreement shall remain in full force and effect according to all its terms and conditions.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the 15th day of November, 2012.

LESSOR:		LESSEE:

1300 E. ANDERSON LANE, LTD.,		ON-X TECHNOLOGIES, INC.,
Texas limited partnership		a Delaware Corporation

BY: JDB Real Properties, Inc., a Texas Corporation, its General Partner

By:	/s/ Scott Prideaux	By:	/s/ William McClellan
	Scott Prideaux		William McClellan
	Secretary/Treasurer		CFO, EVP of Finance

EXHIBIT "A"
1300 E. Anderson Lane
Building C

[redacted]